Exhibit 99.1

FOR IMMEDIATE RELEASE April 11, 2025

Scilex Holding Company Announces 1-for-35 Reverse Stock Split

PALO ALTO, CALIFORNIA – April 11, 2025 (GLOBE NEWSWIRE) – Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and, following the formation of its proposed joint venture with IPMC Company, neurodegenerative and cardiometabolic disease, today announced that it will effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-35, to be effective as of 12:01 a.m. Eastern Time on April 15, 2025.

Scilex’s common stock will begin trading on a reverse stock split-adjusted basis at the opening of the market on April 15, 2025. Following the reverse stock split, Scilex’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “SCLX” with the new CUSIP number, 80880W 205. The reverse stock split is intended for Scilex to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on The Nasdaq Capital Market.

The reverse stock split will not change the authorized number of shares of Scilex’s common stock. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to receive a fractional share in connection with the reverse stock split will instead receive a cash payment in lieu thereof equal to such fraction multiplied by the closing sales price of Scilex’s common stock as reported on The Nasdaq Capital Market on April 14, 2025. In addition, the reverse stock split will apply to Scilex’s common stock issuable (or deemed issuable, as applicable) upon the exercise or conversion, as applicable, of certain of Scilex’s outstanding warrants, shares of Series A Preferred Stock, convertible notes and stock options, with proportionate adjustments to be made to the exercise and conversion prices thereof, in each case in accordance with the respective terms of such warrants, shares of Series A Preferred Stock, convertible notes and stock options (and the applicable equity incentive plans).

The reverse stock split will reduce the number of issued and outstanding shares of Scilex’s common stock from approximately 243 million to approximately 6.9 million.

At Scilex’s special meeting of stockholders held on March 19, 2025, Scilex’s stockholders approved the reverse stock split in connection with Scilex’s common stock and gave Scilex’s board of directors discretionary authority to select a ratio for the reverse stock split ranging from 1-for-14 shares to 1-for-50 shares. Scilex’s board of directors approved the reverse stock split at a ratio of 1-for-35 on April 3, 2025.

Continental Stock Transfer & Trust Company is acting as the exchange agent and paying agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Continental Stock Transfer & Trust Company will provide instructions to any stockholders with certificates regarding the process in connection with the exchange of pre-reverse stock split stock certificates for ownership in book-entry form or stock certificates on a post-reverse stock split basis. Stockholders are encouraged to contact their bank, broker or custodian with any procedural questions.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and, following the formation of its proposed joint venture with IPMC Company, in neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex Holding Company is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. (“Semnur”), a wholly-owned subsidiary of Scilex, is a clinical late-stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding Scilex’s ability to regain or remain in compliance with the continued listing standards of Nasdaq, Scilex’s proposed joint venture with IPMC Company and the potential development and commercialization of treatments for obesity, neurodegenerative, cardiometabolic disease.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: Scilex’s ability to consummate a joint venture or any other transaction with IPMC Company and develop and commercialize treatments for obesity, neurodegenerative, cardiometabolic disease; risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual

Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2025 Scilex Holding Company All Rights Reserved.